Exhibit 10.1

TRADEMARK OWNERSHIP ASSIGNMENT AGREEMENT

THIS AGREEMENT is made and entered into as of the 31 day of March, 2012, by and between Nanophase Technologies Corporation (“Assignor”) and CIK NanoTek Corporation (“Assignee”);

WHEREAS, Assignor is the owner of the trademark “NanoTek ” in JAPAN (Trademark Registration No. 4,399,761) as used for metal oxide powder and for its various applications (“Mark”); and

WHEREAS, Assignee is desirous of acquiring all rights, title and interest in Mark of Assignor;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Assignor shall sell, assign, transfer and set over to Assignee, all of the Assignor’s right, title and interest in and to Mark.

2.	Any costs and fees associated with the ownership transfer from Assignor to Assignee shall be borne by Assignee.

3.	Assignor makes no representation or warranty as to the validity or enforceability of the Mark under the law of Japan.

4.	In consideration of the assignment, Assignee shall pay to Assignor 5,000 U.S. Dollars ($5,000).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Assignor Nanophase Technologies Corporation 1319 Marquette Drive Romeoville, IL 60446 USA		Assignee CIK NanoTek Corporation 18-1,1-Chome, Kyobashi, Chuo-ku,Tokyo, JAPAN

By:	/s/ Jess Jankowski	By:	/s/ Akihiro Onishi
	Jess Jankowski President and Chief Executive Officer		Akihiro Onishi President
Date:	March 31, 2012	Date:	March 31, 2012